UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 6, 2007

LIBERTY TAX CREDIT PLUS L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17015	13-3446500
(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 317-5700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 6, 2007, Liberty Tax Credit Plus L.P. (the “Partnership”) issued a press release responding to an unsolicited tender offer (the “Offer”) by Peachtree Partners, Ira Gaines and Barry Zemel (collectively, the “Offerors”) to purchase up to 4.9% of the outstanding limited partnership units of the Partnership at a price of $175 per unit, less certain reductions to that purchase price, as described in the Offerors’ written tender offer materials dated January 26, 2007 (the “Offering Materials”). The Offerors are not affiliated with the Partnership or its general partners.

A copy of the Partnership’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits
	99.1	Press release, dated March 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX CREDIT PLUS L.P.

By:	RELATED CREDIT PROPERTIES L.P.,
a General Partner

By:	Related Credit Properties Inc.,
its General Partner

Date: March 6, 2007	By: /s/ Alan P. Hirmes

Alan P. Hirmes

President and Chief Executive Officer

(Principal Executive and

Financial Officer)

By:	LIBERTY ASSOCIATES III, L.P.,
a General Partner

By:	Related Credit Properties L.P.,
its General Partner

By:	Related Credit Properties Inc.,
its General Partner

Date: March 6, 2007	By: /s/ Alan P. Hirmes

Alan P. Hirmes

President and Chief Executive Officer

(Principal Executive and

Financial Officer)

Exhibit Index

99.1	Press release, dated March 6, 2007